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                                 EXHIBIT 99.2

                                 July 28, 1995



Danaher Corporation
1250, 24th Street, N.W.
Suite 800
Washington, D.C. 20037

Attention:  Mr. George M. Sherman

Gentlemen:

            You have requested information regarding Joslyn Corporation (the "Company") for the purposes of evaluating a possible negotiated acquisition by you of the Company. In your July 7, 1995 letter you stated "we would like to conduct a brief, highly-focused due diligence investigation in order to explore whether a higher [than $32 per share] price could be justified." It is understood and agreed that this agreement creates no obligation to enter into any Transaction or any agreement relating to a Transaction. To induce the Company to furnish information to you, you hereby agree as follows:

            1.  As used herein:

            "Act" means the Securities Exchange Act of 1934, as amended.

            "Affiliate" means any Person that (i) directly or indirectly controls you, (ii) directly or indirectly is controlled by you or (iii) is under direct or indirect common control with you;

            "Information" means information regarding the Company or any of its subsidiaries or their respective assets or businesses which is furnished to you, directly or indirectly, by the Company or its representatives;

            "Person" shall have the meaning contained Section 3(a)(9) of the Act; and

            "Restricted Period" means the six-month period commencing on the date hereof.

            "Third Party Acquisition Proposal" shall mean a proposal or offer relating to any merger, acquisition, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets or more than 50% of the common stock of, the Company.

            2. Except as provided in paragraphs 7 and 8, all Information will be kept confidential by you, except that you may


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disclose or make available Information (i) to your directors, officers and employees and to representatives of your advisors and lenders and their advisors for the exclusive purpose of assisting you in the evaluation of a possible Transaction, all of whom shall be specifically informed by you or your representatives of the confidential character of such Information and that by receiving such information they are agreeing to be bound by the terms of this agreement relating to the confidential treatment of such Information, (ii) in a tender offer statement on Schedule 14D-1, or in any amendment thereto, relating to a tender offer to purchase common stock of the Company (and any stock purchase rights) (a "Tender Offer"), including in the related offer to purchase, and in proxy materials relating to matters incidental to the Tender Offer or a subsequent merger, if and to the extent that you, upon advice of your counsel, are required to make such disclosure pursuant to the Act or the rules thereunder, or (iii) as otherwise required, upon advice of your counsel, by applicable United States law. You will not use, or permit any of your representatives to use, any of the Information for any purpose other than the evaluation of a possible Transaction, and, except as may be required by law, you will not make any Information available to any Person for any other purpose whatsoever.

            3. You hereby acknowledge that you are aware (and that prior to the disclosure of any Information to any Person pursuant to paragraph 2 such Person will be advised) that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

            4. Except as provided in paragraph 5 hereof, unless specifically requested in writing in advance by the Company's Board of Directors, you will not at any time during the Restricted Period (and you will not at any time during the Restricted Period assist or encourage others to):

            (a) acquire or agree, offer, seek or propose to acquire (or directly or indirectly request permission to do so), directly or indirectly, alone or in concert with any other Person, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Act, of any of the businesses, securities of the Company or any subsidiary thereof, or any rights or options to acquire such ownership (including from any third party), or any material portion of the assets of the Company and its subsidiaries, taken as a whole;

            (b) solicit proxies (as such terms are defined in Rule 14a-1 under the Act), whether or not such solicitation is exempt under Rule 14a-2 under the Act,


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            with respect to any matter from holders of any shares of common stock of the Company ("Stock") or any securities convertible into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of Stock (the Stock and such other securities being hereinafter collectively called the "Voting Securities");

            (c) initiate, or induce or attempt to induce any other Person, entity or group (as defined in Section 13(d)(3) of the Act) to initiate, any stockholder proposal or tender offer for any securities of the Company or any subsidiary thereof, any change of control of the Company or any subsidiary thereof or the convening of a stockholders' meeting of the Company or any subsidiary thereof;

            (d) otherwise seek or propose (or request permission to propose) to influence or control the management or policies of the Company or any subsidiary thereof;

            (e) enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any matter described in the foregoing subparagraphs (a) through (d);

            (f) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph 4;

            (g) take any action inconsistent with any of the foregoing subparagraphs (a) through (f); or

            (h) take any action with respect to any of the matters described in this paragraph 4 that requires public disclosure.

            5. (a) Notwithstanding the restrictions of paragraph 4, you (i) may engage in discussions and negotiations with the Company in respect of a Transaction and (ii) may pursue your current $32 per share cash tender offer and take any and all actions (including without any limitation any communications to shareholders, proxy solicitations, calling of stockholder meetings, and litigation, and any actions related to the financing of an Offer or follow-on merger) in support of any such offer (or any other offer); provided, however, that it is agreed that during the pendency of your review of Information and any related discussions and negotiations in respect of a Transaction, (i) all proceedings in the litigation captioned "Danaher Corporation, et al. v. Joslyn Corporation, et al.," (Case No. 95 C 4245) pending in U.S. District Court for the Northern District of Illinois shall be stayed and no new litigation shall be commenced by either party and (ii) all efforts by you to seek a special meeting of the Company's shareholders and to solicit proxies or written consents shall be stayed. For purposes of the


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proviso in the preceding sentence, the termination of your review of Information and of any related discussions and negotiations in respect of a Transaction shall be deemed to be effective 24 hours after either the Company or you shall have given written notice (which may be by telecopy) to such effect to the other.

                  (b) The restrictions of paragraph 4 shall terminate in the event the Company's Board of Directors shall approve or recommend, or resolve to approve or recommend, any Third Party Acquisition Proposal, or if there is a Third Party Acquisition Proposal that is a Tender Offer and the Company's Board of Directors, within 10 days following commencement of the Tender Offer, shall not have recommended to shareholders that they reject the Tender Offer.

            6. Each of the Company and you may disclose, to the extent required by applicable law, the fact that you are engaged in discussions with the Company regarding a Transaction, the fact that the Information has been made available to you and any other aspect of this agreement.

            7. In the event that you are requested in any proceeding to disclose any Information received by you, you will give us prompt notice of such request so that we may seek an appropriate protective order. If in the absence of a protective order you are nonetheless compelled to disclose any such Information or matter, you may disclose such Information or matter without liability hereunder, provided that you give us written notice of the Information or matter to be disclosed as far in advance of its disclosure as is practicable and use your best efforts to obtain assurances that confidential treatment will be accorded to such Information or matter.

            8. The restrictions with respect to Information set forth in paragraph 2 shall not apply to any Information furnished to you by the Company or its representatives which (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by you or your representatives or (ii) was available to you on a nonconfidential basis prior to its disclosure to you by the Company or its representatives or becomes available to you on a nonconfidential basis, in each case from a source other than the Company or its representatives, which source was not itself known to you to be bound by a confidentiality agreement with the Company or its representatives and had not received such information, directly or indirectly, from a Person known to you to be so bound.

            9. Except as may result from a definitive agreement between the parties hereto with respect to a Transaction, the Company does not make any representation or warranty as to the accuracy or completeness of the Information provided to you, and neither the Company nor any of its representatives shall have any liability resulting from the use of the Information by you or any of your representatives.


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            10.  Upon our request at any time, you will promptly redeliver to us all copies of documents containing Information and will promptly destroy all memoranda, notes and other writings prepared by you or by any Person referred to in paragraph 2 based on such Information.

            11. During the two-year period following the date hereof, you will not (and will not assist or encourage others to) solicit the services, as employee, consultant or otherwise, of any employee of the Company; provided, that nothing in this agreement shall be deemed to prohibit general solicitations of employment of persons in your ordinary course of business not directed specifically toward employees of the Company.

            12. In the event that, during the term of this agreement, the Company shall enter into any similar confidentiality agreement or standstill agreement with a third party, or shall modify the terms of any existing such agreement, and such agreement as entered into or modified shall contain provisions which are less restrictive than the provisions of this agreement, then this agreement shall be amended automatically, without any further action by the parties hereto, to reflect such less restrictive terms.

            13. You shall cause each of your Affiliates to comply with the terms of paragraphs 2, 3, 4, 5, 6, 7, 8, 10 and 11 (construing such paragraphs for such purposes to refer also to such Affiliates in each instance where there is a reference to you).

            14. You acknowledge that irreparable damage would occur to the Company in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached.
Accordingly, the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Company may be entitled at law or in equity.

            15. If any term or provision of this agreement or any application hereof shall be invalid or unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby.

            16. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

            17. This agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and may be amended only by an agreement in writing executed by the Company and you.


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            18.  This agreement shall be binding upon, inure to the benefit of and be enforceable by our respective successors and assigns.

            19. This agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of law provisions) of the State of Illinois.

            20.   This agreement shall terminate on July 31, 1997.



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            If the foregoing correctly sets forth our agreement as to the matters set forth herein, please confirm our agreement by executing and returning a copy of this agreement to the undersigned.


                                          Very truly yours,

                                          JOSLYN CORPORATION



                                          By: /s/ L.G. Wolski
                                              ---------------------
                                              L.G. Wolski
                                              Chief Executive Officer



The foregoing terms are agreed to:

DANAHER CORPORATION


By: /s/ C.S. Brannan
    ---------------------
    C.S. Brannan
    Vice President


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